Exhibit 99.1

Contact Information:

S. Craig Huke                                                                                            Erica Mannion
Double-Take Software, Inc.                                                                           Sapphire Investor Relations, LLC
Chief Financial Officer                                                                                    Investor Relations
317-572-1867                                                                                                     212-766-1800
investor@doubletake.com                                                                             investor@doubletake.com

VISION SOLUTIONS TO ACQUIRE DOUBLE-TAKE SOFTWARE
Stockholders to receive $10.55 per share in cash; transaction valued at $242 million

Southborough, Massachusetts -May 17, 2010 — Double-Take Software, Inc. (NASDAQ: DBTK), a leading provider of recovery solutions, today announced that on May 17, 2010, it entered into a definitive merger agreement to be acquired by Vision Solutions, Inc., a portfolio company of Thoma Bravo, LLC, in a transaction with a net offer value of approximately $242 million. The Double-Take Board of Directors unanimously approved the agreement and has recommended the approval of the transaction to Double-Take’s stockholders.

Under the terms of the agreement, Double-Take stockholders will receive $10.55 in cash for each share of Double-Take common stock they hold, representing a premium of approximately 39% and 21% to Double-Take’s enterprise value and closing share price of $8.71, respectively, on April 9, 2010, the last business day prior to Double-Take’s announcement that its Board of Directors was considering indications of interest to acquire the Company.

“The board of directors of Double-Take, working with our legal and financial advisors, has been reviewing strategic alternatives for the company for the past several months.  During that time, we have had the opportunity to share the Double-Take story and this transaction represents the successful conclusion of that process.  Our board of directors and the management team are extremely pleased to announce this transaction and look forward to developing and supporting innovative recovery solutions for our clients globally,” said Dean Goodermote, Chairman, President and CEO of Double-Take.

“The offer for Double-Take Software underscores our focus to provide customers with the best information availability products and the most exceptional support and service in the industry,” said Nicolaas Vlok, president and CEO of Vision Solutions.  “Double-Take has built a strong worldwide information availability business, and we are excited to have its world-class employees, customers and partners join the Vision family.  With our expanded resources and scale, we will increase our ability to innovate and be the solution provider our customers can count on for their information availability needs.”

The transaction is subject to customary closing conditions, including the expiration or earlier termination of the Hart-Scott Rodino waiting period and the approval of Double-Take stockholders. The transaction is not subject to a financing condition, and debt commitments for the merger consideration have been received by Vision Solutions. Double-Take expects the transaction to close in the third quarter of 2010.

BofA Merrill Lynch and Thomas Weisel Partners LLC are serving as financial advisors to Double-Take Software. Hogan Lovells US LLP is serving as legal counsel to Double-Take Software. Kirkland & Ellis, LLP is serving as legal counsel to Vision Solutions. Jeffries & Company is providing the financing for Vision Solutions.

About Double-Take Software, Inc.

Headquartered in Southborough, Massachusetts, Double-Take® Software is a leading provider of affordable software for recoverability, including continuous data replication, application availability and system state protection. Double-Take Software products and services enable customers to protect and recover business-critical data and applications such as Microsoft Exchange, SQL, and SharePoint in both physical and virtual environments. With its unparalleled partner programs, technical support, and professional services, Double-Take Software is the solution of choice for more than nineteen thousand customers worldwide, from SMEs to the Fortune 500. Information about Double-Take Software's products and services can be found at www.doubletake.com.

About Vision Solutions, Inc.

Vision Solutions, Inc. is a leading provider of high availability, disaster recovery and system management solutions for IBM Power Systems®.  Vision Solutions supports its worldwide customers in achieving their business goals through its leading-edge technologies and its global network of partners.  A portfolio company of Thoma Bravo, LLC, Vision Solutions is headquartered in Irvine, California with offices worldwide. For more information, visit www.visionsolutions.com.

Important Additional Information will be Filed with the SEC

In connection with the proposed transaction, Double-Take Software will file or furnish relevant documents, including a proxy statement, concerning the proposed transaction with the SEC. Investors and stockholders of Double-Take Software are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about Double-Take Software and the proposed transaction.   The final proxy statement will be mailed to the company’s stockholders.

Investors and stockholders may obtain a free copy of the proxy statement and any other relevant documents filed or furnished by Double-Take Software with the SEC (when available) at the SEC’s Web site at www.sec.gov. In addition, investors and stockholders may obtain free copies of the documents filed with the SEC by Double-Take Software by contacting Double-Take Software Investor Relations by e-mail at investor@doubletake.com or by phone at 212.766.1800 or by going to the investor relations website portion of the Double-Take website at http://investor.doubletake.com/.

Double-Take Software and its directors and certain executive officers may be deemed to be participants in the solicitation of proxies from Double-Take Software stockholders in respect of the proposed transaction. Information about the directors and executive officers of Double-Take Software and their respective interests in Double-Take Software by security holdings or otherwise is set forth in its proxy statement for the 2010 Annual Meeting of Stockholders, which was filed with the SEC on April 1, 2010 and its Annual Report on Form 10-K for the year ended December 31, 2009, which was filed with the SEC on March 12, 2010. Stockholders may obtain additional information regarding the interests of Double-Take Software and its directors and executive officers in the Merger, which may be different than those of the Company’s stockholders generally, by reading the proxy statement and other relevant documents regarding the Merger, when filed with the SEC. Each of these documents is, or will be, available as described above.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Words such as “expect(s)”, “feel(s)”, “believe(s)”, “will”, “may”, “anticipate(s)”, “intend(s)” and similar expressions are intended to identify such forward-looking statements. These statements include, but are not limited to, the expected timing of the acquisition; the ability of Vision Solutions and Double-Take to close the acquisition; and statements regarding future performance. All of such information and statements are subject to certain risks and uncertainties, the effects of which are difficult to predict and generally beyond the control of Double-Take, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include, but are not limited to: (i) uncertainties associated with the acquisition of the Company by Vision, (ii) uncertainties as to the timing of the merger; (iii) failure to receive approval of the transaction by the stockholders of Double-Take; (iv) the ability of the parties to satisfy closing conditions to the transaction, including the receipt of regulatory approvals; (v) changes in economic, business, competitive, technological and/or regulatory factors; and (vi) those risks identified and discussed by Double-Take in its filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. Neither Vision Solutions nor Double-Take undertakes any obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are also urged to carefully review and consider the various disclosures in Double-Take’s SEC periodic and interim reports, including but not limited to its Annual Report on Form 10-K for the fiscal year ended December 31, 2009, Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2010 and Current Reports on Form 8-K filed from time to time by Double-Take. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.